UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

The Board of Directors (the “Board”) of Atkore International Group Inc. (the “Company”) has established January 31, 2018 as the date of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The record date for the determination of stockholders entitled to receive notice of and to vote at the 2018 Annual Meeting shall be the close of business on December 5, 2017. Because the date of the 2018 Annual Meeting differs by more than thirty (30) days from the anniversary date of the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), which was held on Tuesday, March 7, 2017, the Company is providing this information in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to Rule 14a-8 under the Exchange Act, the Company has set the close of business of October 10, 2017 as the new deadline for the receipt of any stockholder proposals or nominations for director to be considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2018 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between October 3, 2017 and November 2, 2017 and comply with the other provisions of our second amended and restated by-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: September 18, 2017	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary